UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  December 19, 2012
Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
In connection with the closing of the Acquisition reported below in Item 2.01 of this Report, Merit Medical Systems, Inc. (“Merit”) entered into an Amended and Restated Credit Agreement, dated as of December 19, 2012 (the “Credit Agreement”), with the lenders who are or may become party thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders. Pursuant to the terms of the Credit Agreement, the Lenders have agreed to make revolving credit loans up to an aggregate amount of $175,000,000 on the terms set forth in the Credit Agreement. The Lenders have also agreed to make a term loan in the amount of $100,000,000, repayable in quarterly installments in the amounts provided in the Credit Agreement until the maturity date of December 19, 2017, at which time the term loan, together with accrued interest thereon, will be paid in full. In addition, certain mandatory prepayments are required to be made upon the occurrence of certain events described in the Credit Agreement. Wells Fargo has agreed to make swingline loans from time to time through the maturity date of December 19, 2017 in amounts equal to the difference between the amounts actually loaned by the Lenders and the aggregate credit commitment.
On December 19, 2017, all principal, interest and other amounts outstanding under the Credit Agreement are payable in full. At any time prior to the maturity date, Merit may repay any amounts owing under all revolving credit loans, term loans, and all swingline loans in whole or in part, subject to certain minimum thresholds, without premium or penalty, other than breakage costs.
The term loan and any revolving credit loans made under the Credit Agreement bear interest, at the election of Merit, at either (i) the base rate (described below) plus 0.25% (subject to adjustment if the Consolidated Total Leverage Ratio, as defined in the Credit Agreement, is at or greater than 2.25 to 1), (ii) the LIBOR Market Index Rate (as defined in the Credit Agreement) plus 1.25% (subject to adjustment if the Consolidated Total Leverage Ratio, as defined in the Credit Agreement, is at or greater than 2.25 to 1), or (iii) the LIBOR Rate (as defined in the Credit Agreement) plus 1.25% (subject to adjustment if the Consolidated Total Leverage Ratio, as defined in the Credit Agreement, is at or greater than 2.25 to 1). Initially, the term loan and revolving credit loans under the Credit Agreement bear interest, at the election of Merit, at either (x) the base rate plus 1.25%, (y) the LIBOR Market Rate Index Rate, plus 2.00%, or (z) the LIBOR Rate plus .25%. Swingline loans bear interest at the LIBOR Market Index Rate plus 1.25% (subject to adjustment if the Consolidated Total Leverage Ratio, as defined in the Credit Agreement, is at or greater than 2.25 to 1). Initially, Swingline loans bear interest at the LIBOR Market Index Rate plus 2.00%. Interest on each loan featuring the base rate or the LIBOR Market Index Rate is due and payable on the last business day of each calendar month; interest on each loan featuring the LIBOR Rate is due and payable on the last day of each interest period selected by Merit when selecting the LIBOR Rate as the benchmark for interest calculation. For purposes of the Credit Agreement, the base rate means the highest of (i) the prime rate (as announced by Wells Fargo), (ii) the federal funds rate plus 0.50%, and (iii) LIBOR for an interest period of one month plus 1.0%. Merit's obligations under the Credit Agreement and all loans made thereunder are fully secured by a security interest in assets of Merit and certain of its subsidiaries pursuant to a separate collateral agreement entered into in conjunction with the Credit Agreement.
The Credit Agreement contains customary covenants, representations and warranties and other terms customary for revolving credit loans of this nature. In this regard, the Credit Agreement requires Merit Medical to not, among other things, (a) permit the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) to be greater than 3.5 to 1 as of any fiscal quarter ending during 2013, no more than 3.35 to 1 as of any fiscal quarter ending during 2014, no more than 3 to 1 as of any fiscal quarter ending during 2015, no more than 2.75 to 1 as of any fiscal quarter ending during 2016, and no more than 2.5 to 1 as of any fiscal quarter ending thereafter; (b) for any period of four consecutive fiscal quarters, permit the ratio of Consolidated EBITDA (as defined in the Credit Agreement and subject to certain adjustments) to Consolidated Fixed Charges to be less than 1.75 to 1; (c) subject to certain adjustments, permit Consolidated Net Income for certain periods to be less than $0; or (d) subject to certain conditions and adjustments, permit the aggregate amount of all Facility Capital Expenditures (as defined in the Credit Agreement) in any fiscal year beginning in 2013 to exceed $30,000,000. Additionally, the Credit Agreement contains various negative covenants with which Merit Medical must comply, including, but not limited to, limitations respecting: the incurrence of indebtedness, the creation of liens on its property, mergers or similar combinations or liquidations, asset dispositions, and other provisions customary in similar types of agreements.
Under the Credit Agreement, upon the occurrence of an Event of Default, Merit Medical may be required to repay all outstanding indebtedness immediately. An Event of Default includes (a) a default in the payment of principal of loans and reimbursement obligations, (b) any misrepresentation, warranty, certification or statement of fact in the Credit Agreement or any other loan document proves to have been materially incorrect or misleading when made, (c) any Credit Party defaults in the performance of any covenant or agreements set forth in the Credit Agreement, (d) any Credit Party defaults in the payment of other indebtedness that exceeds $10,000,000, (e) any Change in Control shall occur, (f) any Credit Party voluntarily or involuntarily enters into a bankruptcy proceeding, subject to certain conditions, and other default provisions customary in similar type agreements.
If an Event of Default occurs, then, to the extent permitted in the Credit Agreement, the Lenders may direct the Administrative Agent to, or the Administrative Agent may, with the consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the loans, as applicable, terminate the Revolving Credit Commitment, accelerate the repayment of any outstanding loans and exercise all rights and remedies available to such Lenders under the Credit Agreement and applicable law. In the case of an Event of Default that exists due to the occurrence of certain involuntary or voluntary bankruptcy, insolvency or reorganization events of the Company, the Credit Facility will automatically terminate and the repayment of any outstanding loans shall be automatically accelerated.
As December 19, 2012, Merit Medical had borrowed $245,332,640.82 under the Credit Agreement, as in effect prior to the amendment and restatement thereof.
The foregoing summary of the principal terms of the Credit Agreement is not complete and is qualified in its entirety by the actual terms and conditions of the Credit Agreement, a copy of which is attached to this Report as Exhibit 10.1. The representations, warranties, and other terms contained in the Credit Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Merit or any of its subsidiaries or affiliates. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Credit Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important party by the underlying exhibits and schedules.
Item 2.01 Completion of Acquisition or Disposition of Assets.
As contemplated by a Stock Purchase Agreement by and between Merit and Vital Signs, Inc. (“Vital Signs”), dated November 26, 2012 (the “Purchase Agreement”), on December 19, 2012 Merit completed the acquisition of all the issued and outstanding shares of Thomas Medical Products, Inc. (“Thomas Medical”) for an aggregate purchase price of approximately $167 million, subject to customary post-closing adjustments yet to be made. The Acquisition was financed through the execution of the Credit Agreement described above in Item 1.01 to this Report (the “Acquisition”).
The foregoing summary of the Acquisition and the transactions undertaken pursuant to the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copy of Purchase Agreement filed by Merit with the SEC as Exhibit 2.1 to Amendment No. 1 to a Current Report on Form 8-K dated November 30, 2012.
Item 8.01 Other Events.

On December 19, 2012, Merit issued a press release entitled “Merit Medical Completes Acquisition of Thomas Medical Products, a Unit of GE Healthcare,” relating to the closing of the transactions contemplated by the Purchase Agreement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired

Merit will file the financial statements required by Item 9.01(a) of Form 8-K with respect to the Acquisition as soon as practicable, and in any event not later than 71 days after the date on which this Report is required to be filed.

(b)    Pro Form Financial Information

Merit will file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Acquisition as soon as practicable, and in any event not later than 71 days after the date on which this Report is required to be filed.

(d)     Exhibits

2.1
Stock Purchase Agreement by and between Vital Signs, Inc. and Merit Medical Systems, Inc., dated as of November 26, 2012 (incorporated by reference to Exhibit 2.1 to Merit's Amendment No. 1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2012).**

** Certain confidential portions of this exhibit were omitted. This exhibit, with the omitted information, has been filed separately with the SEC pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

10.1	Amended and Restated Credit Agreement dated December 19, 2012 by and among Merit Medical Systems, Inc. and Wells Fargo Bank, National Association.

99.1	Press Release issued by Merit Medical Systems, Inc., dated December 19, 2012, entitled “Merit Medical Completes Acquisition of Thomas Medical Products, a Unit of GE Healthcare.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: December 21, 2012	By:	/s/ Rashelle Perry
Chief Legal Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1
Stock Purchase Agreement by and between Vital Signs, Inc. and Merit Medical Systems, Inc., dated as of November 26, 2012 (incorporated by reference to Exhibit 2.1 to Merit's Amendment No. 1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2012).**

** Certain confidential portions of this exhibit were omitted. This exhibit, with the omitted information, has been filed separately with the SEC pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

10.1	Amended and Restated Credit Agreement dated as of December 19, 2012 by and between Merit Medical Systems, Inc. and Wells Fargo Bank, National Association.

99.1	Press Release issued by Merit Medical Systems, Inc., dated December 19, 2012, entitled “Merit Medical Completes Acquisition of Thomas Medical Products, a Unit of GE Healthcare.”